AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2007

                                                         Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)

               Idaho                                          82-0505802
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)
                              --------------------
                             1221 West Idaho Street
                             Boise, Idaho 83702-5627
          (Address, including zip code, of principal executive offices)
                              --------------------
                       IDACORP, Inc. Restricted Stock Plan
                            (Full title of the plan)

    J. LaMont Keen             Darrel T. Anderson         Thomas R. Saldin, Esq.
       President            Senior Vice President -       Senior Vice President
  and Chief Executive       Administrative Services        and General Counsel
        Officer            and Chief Financial Officer        IDACORP, Inc.
     IDACORP, Inc.                IDACORP, Inc.           1221 West Idaho Street
 1221 West Idaho Street       1221 West Idaho Street     Boise, Idaho 83702-5627
Boise, Idaho 83702-5627     Boise, Idaho 83702-5627           (208) 388-2200
     (208) 388-2200             (208) 388-2200
         (Names, addresses and telephone numbers, including area codes, of agents for service)
                              --------------------
                                   Copies to:
                            Elizabeth W. Powers, Esq.
                       LeBoeuf, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ----------------------- -----------
Title of securities to be       Amount to be         Proposed         Proposed maximum        Amount of
registered                      registered (1)       maximum          aggregate               registration
                                                     offering price   offering price (2)      fee
                                                     per share (2)
------------------------------- -------------------- ---------------- ----------------------- -----------
Common stock, without par        100,000 shares      $32.16           $3,216,000              $99.00
value
------------------------------- -------------------- ---------------- ----------------------- -----------
Preferred share purchase         100,000 rights      ---              ---                     ---
rights (3)
------------------------------- -------------------- ---------------- ----------------------- -----------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low sale prices of the Company's common stock as reported in the consolidated reporting system on May 24, 2007.
(3) Since no separate consideration is paid for the preferred share purchase rights, the registration fee is included in the common stock fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

        We hereby incorporate by reference in this registration statement the following documents that we have filed with the Securities and Exchange Commission (File No. 1-14465):

        1. Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007, as amended by amendment no. 1 on Form 10-K/A, filed on March 1, 2007, and by amendment no. 2 on Form 10-K/A, filed on March 26, 2007;

        2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 9, 2007;

        3. Current Reports on Form 8-K filed on March 20, 2007, May 1, 2007 and May 18, 2007;

        4. Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004 and any further amendments thereto; and

        5. Description of our preferred share purchase rights contained in the registration statement on Form 8-A, dated and filed on September 15, 1998, as amended by amendment no. 1 on Form 8-A/A, dated and filed on October 20, 1999, amendment no. 2 on Form 8-A/A, dated and filed on September 28, 2004, and amendment no. 3 on Form 8-A/A, dated and filed on May 21, 2007 and any further amendments thereto.

        All documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information that we furnish rather than file with the Securities and Exchange Commission pursuant to certain items of Form 8-K, after the effective date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities that have not been sold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement after the most recent effective date may modify or replace existing statements contained in the registration statement. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the registration statement for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the registration statement for purposes of the Securities Act of 1933.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

        Thomas R. Saldin, Esq., our Senior Vice President and General Counsel, and LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York have given their opinions on the legality of the common stock and the preferred share purchase rights offered pursuant to this registration statement. LeBoeuf, Lamb, Greene & MacRae LLP relied upon the opinion of Mr. Saldin as to matters of Idaho law.

        As of May 1, 2007, Mr. Saldin owned 17,542 shares of IDACORP common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options. Mr. Saldin is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

        Sections 30-1-851 et seq. of the Idaho Business Corporation Act provide for indemnification of IDACORP's directors and officers in a variety of circumstances.

        Article VIII of IDACORP's articles of incorporation, as amended, provides that IDACORP shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of IDACORP's bylaws provides that IDACORP shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that IDACORP may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

        IDACORP has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. In addition, IDACORP has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 8.  Exhibits.
-------  ---------

Exhibit        File Number      Filing Date     As Exhibit
-------        -----------      -----------     ----------
*2             333-48031        03/16/1998      2         Agreement and Plan of Exchange, between
               (Form S-4)                                 IDACORP, Inc. and Idaho Power Company, dated
                                                          as of February 2, 1998.

*4(a)          333-64737        11/04/1998      3.1       Articles of Incorporation of IDACORP, Inc.
               (Amendment No.
               1 to Form
               S-3)

*4(b)          333-64737        11/04/1998      3.2       Articles of Amendment to Articles of
               (Amendment No.                             Incorporation of IDACORP, Inc., as filed with
               1 to Form S-3)                             the Secretary of State of Idaho on March 9,
                                                          1998.

                                      II-2

Exhibit        File Number      Filing Date     As Exhibit
-------        -----------      -----------     ----------

*4(c)          333-00139-99     09/22/1998      3(b)      Articles of Amendment to Articles of
               (Post-Effective                            Incorporation of IDACORP, Inc., creating A
               Amendment No.                              Series Preferred Stock, without par value, as
               1 to Form S-3)                             filed with the Secretary of State of Idaho on
                                                          September 17, 1998.

*4(d)          33-56071-99      10/01/1998      3(d)      Articles of Share Exchange of IDACORP, Inc.,
               (Post-Effective                            as filed with the Secretary of State of Idaho
               Amendment                                  on September 29, 1998.
               No. 1 to Form
               S-8)

*4(e)          1-14465          01/26/2005      3.1       Amended Bylaws of IDACORP, Inc., amended on
               (Form 8-K                                  January 20, 2005.
               dated
               January
               20, 2005)

*4(f)          1-14465          09/15/1998      4         Rights Agreement, dated as of September 10,
               (Form 8-K                                  1998, between IDACORP, Inc. and Wells Fargo
               dated                                      Bank, N.A., as successor to The Bank of New
               September 15,                              York, as Rights Agent.
               1998)

4(g)                                                      First Amendment to Rights Agreement, dated
                                                          as of May 14, 2007, between IDACORP, Inc.
                                                          and Wells Fargo Bank, N.A., as successor to
                                                          The Bank of New York, as Rights Agent.

5(a)                                                      Opinion and consent of Thomas R. Saldin,
                                                          Esq.

5(b)                                                      Opinion and consent of LeBoeuf, Lamb, Greene
                                                          & MacRae LLP.

15                                                        Letter from Deloitte & Touche LLP regarding
                                                          unaudited interim financial information.

23                                                        Consent of Deloitte & Touche LLP.

24                                                        Power of Attorney (included on the signature
                                                          page hereof).

-------------------
*Previously filed and incorporated herein by reference.



Item 9.  Undertakings.
-------  -------------

        (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

               (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

               (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

               (C) Provided further, however, that paragraphs (a)(1)(i) and
        (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


        Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise and State of Idaho, on the 30th day of May, 2007.

                                       IDACORP, Inc.


                                       By /s/ J. LaMont Keen
                                          --------------------------------------
                                          J. LaMont Keen
                                          President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                                         Date
---------                         -----                                         ----


/s/ Jon H. Miller                 Chairman of the Board                     May 30, 2007
-----------------------------
(Jon H. Miller)


/s/ J. LaMont Keen                President, Chief Executive Officer        May 30, 2007
-----------------------------     and Director (Principal Executive
(J. LaMont Keen)                  Officer)


/s/ Darrel T. Anderson            Senior Vice President-                    May 30, 2007
-----------------------------     Administrative Services and Chief
(Darrel T. Anderson)              Financial Officer (Principal
                                  Financial and Accounting Officer)


                                      II-6

Signature                         Title                                         Date
---------                         -----                                         ----


/s/ Judith A. Johansen            Director                                  May 30, 2007
-----------------------------
(Judith A. Johansen)

                                  Director
-----------------------------
(Christine King)


/s/ Gary G. Michael               Director                                  May 30, 2007
-----------------------------
(Gary G. Michael)


/s/ Peter S. O'Neill              Director                                  May 30, 2007
-----------------------------
(Peter S. O'Neill)


/s/ Jan B. Packwood               Director                                  May 30, 2007
-----------------------------
(Jan B. Packwood)


/s/ Richard G. Reiten             Director                                  May 30, 2007
-----------------------------
(Richard G. Reiten)


/s/ Joan H. Smith                 Director                                  May 30, 2007
-----------------------------
(Joan H. Smith)


/s/ Robert A. Tinstman            Director                                  May 30, 2007
-----------------------------
(Robert A. Tinstman)


/s/ Thomas J. Wilford             Director                                  May 30, 2007
-----------------------------
(Thomas J. Wilford)

                                  EXHIBIT INDEX

Exhibit        File Number      Filing Date     As Exhibit
-------        -----------      -----------     ----------

*2             333-48031        03/16/1998      2         Agreement and Plan of Exchange, between
               (Form S-4)                                 IDACORP, Inc. and Idaho Power Company, dated
                                                          as of February 2, 1998.

*4(a)          333-64737        11/04/1998      3.1       Articles of Incorporation of IDACORP, Inc.
               (Amendment No.
               1 to Form S-3)

*4(b)          333-64737        11/04/1998      3.2       Articles of Amendment to Articles of
               (Amendment No.                             Incorporation of IDACORP, Inc., as filed with
               1 to Form S-3)                             the Secretary of State of Idaho on March 9,
                                                          1998.

*4(c)          333-00139-99     09/22/1998      3(b)      Articles of Amendment to Articles of
               (Post-Effective                            Incorporation of IDACORP, Inc., creating A
               Amendment No. 1                            Series Preferred Stock, without par value, as
               to Form S-3)                               filed with the Secretary of State of Idaho on
                                                          September 17, 1998.

*4(d)          33-56071-99      10/01/1998      3(d)      Articles of Share Exchange of IDACORP, Inc.,
               (Post-Effective                            as filed with the Secretary of State of Idaho
               Amendment                                  on September 29, 1998.
               No. 1 to Form
               S-8)

*4(e)          1-14465          01/26/2005      3.1       Amended Bylaws of IDACORP, Inc., amended on
               (Form 8-K                                  January 20, 2005.
               dated January
               20, 2005)

*4(f)          1-14465          09/15/1998      4         Rights Agreement, dated as of September 10,
               (Form 8-K                                  1998, between IDACORP, Inc. and Wells Fargo
               dated                                      Bank, N.A., as successor to The Bank of New
               September 15,                              York, as Rights Agent.
               1998)

4(g)                                                      First Amendment to Rights Agreement, dated
                                                          as of May 14, 2007, between IDACORP, Inc.
                                                          and Wells Fargo Bank, N.A., as successor to
                                                          The Bank of New York, as Rights Agent.

5(a)                                                      Opinion and consent of Thomas R. Saldin, Esq.

5(b)                                                      Opinion and consent of LeBoeuf, Lamb, Greene
                                                          & MacRae LLP.

15                                                        Letter from Deloitte & Touche LLP regarding
                                                          unaudited interim financial information.

                                                 II-8


Exhibit        File Number      Filing Date     As Exhibit
-------        -----------      -----------     ----------

23                                                        Consent of Deloitte & Touche LLP.

24                                                        Power of Attorney (included on the signature
                                                          page hereof).

-------------------
*Previously filed and incorporated herein by reference.


                                      II-9